EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Set forth below is certain information with respect to each of the Registrant's subsidiaries:

                                          STATE OF
SUBSIDIARY                                        DOMICILE

Anarad, Inc.                                     (California)
Continental Electronics Corporation              (Nevada)
      Continental-Lensa S.A.                     (Chile)
      TELEFUNKEN Sendertechnik GmbH              (Germany)
Enterprise Electronics Corporation               (Alabama)
GeoScience Corporation                           (Nevada)
      GeoSensor Corporation                      (Delaware)
      Symtronix Corporation                      (Nevada)
            Symtronix Company                    (Russia)
      Syntron, Inc.                              (Delaware)
            Geophysical Cable Co., Ltd.          (China)
            Innovative Transducers Inc.          (Delaware)
            Syntron Europe Limited               (Scotland)
            Syntron Asia Pte. Ltd.               (Singapore)
            Syntron (UK) Limited                 (Scotland)
            Zhong Hai Syntron (TianJin)          (China)
                Geophysical Cable Company Ltd.
Lake Investment Company                          (Arizona)
      Concho Valley Country Club, Inc.           (Arizona)
      Livco Water Company                        (Arizona)
Metric Systems Corporation                       (Florida)
Paratech Corporation                             (Delaware)
      TreadMarks(TM), L.L.C.                     (Texas)
T-S Holding Corporation                          (Texas)
      (formerly All Woods/Schroeder, Inc.)
Tech-Sym Management Corporation                  (Delaware)
Tech-Sym International (FSC), Inc.               (Barbados)
TRAK Communications Inc.                         (Delaware)
      Daden-Anthony Associates, Inc.             (Nevada)
      Tecom Industries, Incorporated             (California)
            Tecom Limited                        (Scotland)
      TRAK Ceramics Inc.                         (Delaware)
      TRAK Microwave Corporation                 (Delaware)
      TRAK Microwave Limited                     (Scotland)

The Registrant has certain other subsidiaries which are not named above. Such subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.